EXHIBIT 23.1

Beckstead and Watts, LLP
Certified Public Accountants

2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use of our audit report dated March 20, 2006 relating to the consolidated financial statements of Sky Petroleum, Inc. for the years ended December 31, 2005 and 2004 in the Registration Statement (File No. 333-135441) on Amendment No. 3 to Form S-1/A dated August 28, 2006 of Sky Petroleum, Inc.

Signed,

/s/ Beckstead and Watts, LLP

August 28, 2006